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                                   EXHIBIT 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Aubrey L. Dunn, Jr., President and Chief Executive Officer and George A. Rosenbaum, Jr., Executive Vice President and Chief Financial Officer of First Federal Banc of the Southwest, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB of the Company for the quarter ended June 30, 2005 and that:

(1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.


February 14, 2006                      \s\ Aubrey L. Dunn, Jr.
---------------------------            -----------------------------------------
Date                                   Aubrey L. Dunn, Jr.,
                                       President and Chief Executive Officer


February 14, 2006                      \s\ George A. Rosenbaum, Jr.
---------------------------            -----------------------------------------
Date                                   George A. Rosenbaum, Jr.,
                                       Executive Vice President and
                                       Chief Financial Officer


The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to First Federal Banc of the Southwest, Inc. and will be retained by First Federal Banc of the Southwest, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.